UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

__________________

Date of Report (Date of earliest event reported):
April 12, 2007

NO BORDERS, INC
(Exact name of registrant as specified in its charter)

Nevada	0-27323	88-0429812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18301 Von Karman Irvine, CA 92613
(Address of principal executive offices)

(949) 251-0250
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2007, the Board of Directors (“Board”) of No Borders, Inc. resolved to increase the number of directors from three members to five members. The Board appointed Sana Khan, M.D., Ph.D. and Lawrence Scudder to the Board to fill the newly created vacancies, effective immediately. Each will serve as a member of our Board until such time as his successor is appointed or elected.

Mr. Scudder is the Senior Vice President of Operations for InfoSpan, Inc. Mr. Scudder has 26 years of experience in the global telecommunications and call center industries. Prior to joining InfoSpan, Inc., Mr. Scudder served as Chief Executive Officer of Transactions Management, Inc. During his career he has served as CEO of Japan’s Mediatti Communications and CEO of United Global Communications in Saudi Arabia. Mr. Scudder holds a Bachelor of Science Degree in Pre-Medicine from Bethany College.

Dr. Khan is the Chairman and Founder of TrueMRI Medical Group (“TrueMRI”). TrueMRI is a professional radiology group specializing in advanced interpretation of imaging studies performed using the Fonar Upright Multi-Positional MRI. TrueMRI currently owns and operates 8 imaging centers.  Dr. Khan is also the Chairman and Founder of True Impairment Evaluation Medical Group. Dr. Khan holds degrees from the University of California Irvine, and UCLA School of Medicine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NO BORDER, INC.

Date: April 12, 2007	By:	/s/ Rizwan A. Uraizee
Rizwan A. Uraizee
Acting Chief Financial Officer

2